News Release Questar Corporation 333 South State Street P.O. Box 45433 Salt Lake City, UT 84145-0433
Exhibit 99.1

May 12, 2016
(N)
NYSE:STR
16-10

Contact:    Tony Ivins
Business:    (801) 324-5218
Media:        Chad Jones
Business:    (801) 324-5495

QUESTAR ANNOUNCES SPECIAL SHAREHOLDER MEETING VOTING RESULTS

SALT LAKE CITY -- Shareholders of Questar Corporation (NYSE:STR) today voted overwhelmingly to approve the company's combination with Dominion Resources (NYSE:D) during a special meeting of shareholders at Questar's Salt Lake City headquarters. Over 80 percent of the outstanding shares voted, with 96.6 percent approving the proposed merger.
Questar and Dominion announced the merger on Feb. 1, 2016. On Feb. 23, the Federal Trade Commission granted early termination of the 30-day waiting period under the federal Hart-Scott-Rodino Antitrust Improvements Act.
The only remaining conditions to the merger are approvals by the Public Service Commission of Utah and the Wyoming Public Service Commission. The companies filed for approval with utility regulators in both states on March 3. Subject to obtaining the necessary regulatory approvals, Questar and Dominion expect the transaction to close by the end of 2016.

About Questar Corporation
Questar is a Rockies-based integrated natural gas company, operating through three principal subsidiaries: Questar Gas Company provides retail natural gas distribution in Utah, Wyoming and Idaho; Wexpro Company develops and produces natural gas from cost-of-service reserves for Questar Gas customers; and Questar Pipeline Company operates interstate natural gas pipelines and storage facilities in the western U.S. and provides other energy services.